EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with the filing of the Quarterly Report on Form 10-Q for the period ended September 30, 2009 as filed with the Securities and Exchange Commission (the “Report”) by Gold Horse International, Inc. (the “Registrant”), I, Liankuan Yang, Chief Executive Officer of the Registrant, hereby certify that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of Registrant.

/s/ Liankuan Yang

Name: Liankuan Yang
Title: Chief Executive Officer, principal executive officer

Dated: November 16, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.